EXHIBIT 2.1
SHARE EXCHANGE AGREEMENT
THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made this 17th day of October, 2018 (the "Closing Date"), by and among Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation ("Pubco") on one hand, and Vortex Network, LLC, an Iowa limited liability company (the "Company") and the members of the Company as set forth on Exhibit A attached hereto (collectively, the "Selling Members"), on the other hand.
BACKGROUND
A. The respective boards of directors or managers of Pubco and the Company have determined that an acquisition of the Company's outstanding units of membership interest by Pubco through a voluntary share exchange with the Selling Members (the "Exchange"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders or members, and such boards of directors or managers, along with the Selling Members, have approved such Exchange, pursuant to which all the units of membership interest of the Company issued and outstanding immediately prior to the Effective Time (as hereinafter defined) and all securities convertible or exchangeable into units of membership interest of the Company (collectively, the "Membership Interests") will be exchanged (including by reservation for future issuances) for the right to receive 65,000,000 shares of common stock of Pubco (the "Exchange Shares").
B. At the Closing (as hereinafter defined), the Selling Members' ownership interest in Pubco shall represent approximately 86.09% of the issued and outstanding shares of Pubco.
C. Prior to, or immediately following the Closing, Pubco will issue and sell up to a maximum of $2,500,000 in Units, with each "Unit" consisting of (i) one share of its common stock and (ii) warrants to purchase one share of its common stock at $1.25 or $1.50 per share, respectively, in an offering to accredited investors (the "Offering"), which proceeds will be used in accordance with the terms of this Agreement and the terms set forth in that certain Binding Letter of Intent dated March 7, 2018, as amended, (the "LOI"), by and between Pubco and the Company.
D. Pubco, the Company, and the Selling Members desire to make certain representations, warranties, covenants and agreements in connection with the Exchange, and also to prescribe various conditions to the Exchange, pursuant to the terms and conditions set forth in this Agreement.
E. For federal income tax purposes, the parties intend that the Exchange shall qualify as tax-free exchange of property under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
ARTICLE I

 THE EXCHANGE
1.01 Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the "Nevada Statutes"), at the Closing, the parties shall do the following:
(a) The Selling Members will sell, convey, assign, and transfer the Membership Interests to Pubco by delivering to Pubco executed membership interest assignments issued in the name of Pubco evidencing the Membership Interests (the "Membership Interest Assignments").  The Membership Interests transferred to Pubco at the Closing shall constitute 100% of the issued and outstanding equity interests of the Company.
(b) As consideration for its acquisition of the Membership Interests, Pubco shall issue the Exchange Shares to the Selling Members by delivering share certificates to the Selling Members registered in the name of the Selling Members, or their nominees, evidencing the Exchange Shares in such amounts attributable to the Selling Members as set forth on Exhibit A attached hereto.  Any Exchange Shares which are issuable in exchange for units of membership interest of the Company that are subject to vesting as of the Closing shall be issued subject to the same vesting terms and conditions.  The Exchange Shares shall constitute no less than 80% of the outstanding shares of Pubco's common stock at the time of the Closing.  Pubco covenants that, immediately following the Effective Time, there will be no more than 77,500,000 shares of Pubco Common Stock (as hereinafter defined) issued and outstanding, which shall consist of (i) no more than 10,000,000 shares of Pubco Common Stock issued and outstanding immediately prior to the Effective Time, excluding any shares issued pursuant to the Offering, (ii) an aggregate of 65,000,000 shares of Pubco Common Stock issued to the Selling Members as set forth herein, and (iii) no more than 2,500,000 shares of Pubco Common Stock which may be issued and outstanding pursuant to the Offering, excluding any shares issuable under outstanding warrants.
(c) For federal income tax purposes, the Exchange is intended to constitute a tax-free exchange of property within the meaning of Section 351 of the Code, and the parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith.  None of Pubco, the Company or the Selling Members has taken or failed to take, and after the Effective Time, Pubco shall not take or fail to take, any action which reasonably could be expected to cause the Exchange to fail to qualify as a tax-free exchange of property within the meaning of Section 351 of the Code.
1.02 Effect of the Exchange.  The Exchange shall have the effects set forth in the applicable provisions of the Nevada Statutes.
1.03 Closing.  Subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Exchange (the "Closing") will take place on the Closing Date at the offices of Greenberg Traurig, LLP, located at 1201 K Street, Suite 1100, Sacramento, California, unless another date, time or place is agreed to in writing by the parties hereto.

1.04 Effective Time of Exchange.  As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V and the execution and delivery of this Agreement by all parties hereto, the parties shall make all filings or recordings required under the Nevada Statutes and Iowa Code.  The Exchange shall become effective at such time as is permissible in accordance with the Nevada Statutes and Iowa Code (the time at which the Exchange becomes effective being the "Effective Time").  Pubco and the Company shall use reasonable efforts to have the Closing Date and the Effective Time be the same day.
1.05 Directors and Officers.  Effective as of the Closing, Pubco shall cause the appointment of the individuals set forth on Schedule 1.05 to be the officers and directors of Pubco, and shall cause the concurrent resignation of the officers and directors of Pubco as set forth on Schedule 1.05.
ARTICLE II

 REPRESENTATIONS AND WARRANTIES
2.01 Representations and Warranties of the Company.  Except as set forth in the disclosure schedule delivered by the Company to Pubco at the time of execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Pubco as follows:
(a) Organization, Standing and Power.  The Company is duly organized, validly existing and in good standing under the laws of the State of Iowa and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).
(b) Subsidiaries.  The Company does not own, directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

(c) Capital Structure.  The number and class of units, if applicable, and type of all authorized, issued and outstanding membership interests of the Company, are set forth on Schedule 2.01(c).  Except as set forth on Schedule 2.01(c), no units of membership interest or other equity securities of the Company are issued, reserved for issuance under any option or incentive plans or otherwise, or outstanding.  All outstanding units of membership interest of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters.  Except as set forth on Schedule 2.01(c), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional units of membership interest or other equity or voting securities of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any units of membership interest of the Company.  There are no agreements or arrangements pursuant to which the Company is or could be required to register units of membership interest or other equity securities of the Company under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.
(d) Corporate Authority; Noncontravention.  The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company and the Selling Members, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Company's articles or certificate of organization, operating agreement or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following subsection, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that, individually or in the aggregate, could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.
(e) Governmental Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act of 1934, as amended (the "Exchange Act").

(f) Financial Statements of the Company.  The Company has provided to Pubco a copy of the audited financial statements of the Company for the fiscal year ended March 31, 2018 and the unaudited financial statements for the three months ended June 30, 2018 (collectively, the "Company Financial Statements").  The Company Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.
(i) Since June 30, 2018 (the "Company Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except in the ordinary course of business.
(ii) Since the Company Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company, except as disclosed in writing to Pubco, issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any units of membership interest or any other security of the Company, and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any units of membership interest or any other security of the Company, nor has the Company incurred or agreed to incur any indebtedness for borrowed money.
(g) Absence of Certain Changes or Events.  Since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:
(i) material adverse change with respect to the Company;
(ii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;
(iii)           incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Pubco in writing;
(iv) creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;
(v) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;
(vi) labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;
(vii) payment, prepayment or discharge of liability, other than in the ordinary course of business, or any failure to pay any liability when due;

(viii) write-offs or write-downs of any assets of the Company;
(ix) creation, termination or amendment of, or waiver of any right under, any material contract of the Company;
(x) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;
(xi) other condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or
(xii) any agreement or commitment to do any of the foregoing.
(h) Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person (as defined in Section 8.02) with respect to the transactions contemplated by this Agreement.
(i) Litigation; Labor Matters; Compliance with Laws.
(i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.
(ii) The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could reasonably be expected to have a material adverse effect with respect to Company.
(iii) The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.
(j) Benefit Plans.  The Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director or manager of the Company.  As used herein, "Benefit Plan" shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, equity ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(k) Certain Employee Payments.  The Company is not a party to any employment agreement which could result in the payment to any current, former or future director, manager, officer or employee of the Company of any money or other property or rights, or accelerate or provide any other rights or benefits to any such director, manager, officer or employee as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.
(l) Properties & Tangible Assets.
(i) The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the Company's latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.  Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.
(ii) The Company has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business.  Each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests.  The Company does not have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets.
(m) Intellectual Property.
(i) As used in this Agreement, "Intellectual Property" means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to, the following:  (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, "Marks"); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, "Patents"); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, "Copyrights"); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, "Trade Secrets"); and (e) Technology.  For purposes of this Agreement, "Technology" means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.  Further, for purposes of this Agreement, "Software" means any and all computer programs, whether in source code or object code, databases and compilations, whether machine readable or otherwise, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(ii) Schedule 2.01(m) sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company in the operation of, its business, including, but not limited to, (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company, and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called "shrink wrap" software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).
(iii) The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company on Schedule 2.01(m) (and any other Intellectual Property required to be listed on Schedule 2.01(m)) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all liens, security interests, encumbrances or any other obligations to others, and no such Intellectual Property has been abandoned.  The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements constitute all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted.  The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.
(iv) The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company.  The Company does not have any knowledge (A) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (B) that any third-party has a right to use any such Intellectual Property, or (C) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.
(v) To the knowledge of the Company, the Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transactions contemplated by this Agreement.
(vi) The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(vii) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.
(viii) All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by the Company and listed (or required to be listed) on Schedule 2.01(m) have been timely paid, and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant Governmental Entities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor.  There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.
(n) Undisclosed Liabilities.  The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Company Financial Statements incurred in the ordinary course of business.
(o) Board Recommendation.  The Board of Managers of the Company has unanimously determined that the terms of the Exchange are fair to and in the best interests of the Selling Members of the Company, and has recommended that the Selling Members approve the Exchange.
(p) Ownership of Membership Interests.  Effective as of immediately prior to the Closing, the Selling Members own all of the issued and outstanding units of membership interest of the Company, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.
(q) Material Agreements.
(i) Schedule 2.01(q) lists the following contracts and other agreements (each a "Material Agreement" and collectively the "Material Agreements") to which either the Company or the Selling Members are a party:  (a) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $10,000 (b) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $10,000, or under which a security interest has been imposed on any of its assets, tangible or intangible; (d) any profit sharing, equity option, equity purchase, equity appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers and managers or any of the Company's employees; (e) any employment or independent contractor agreement providing annual compensation in excess of $10,000, or providing post-termination or severance payments or benefits, or that cannot be cancelled without more than 30 days' notice; (f) any agreement with any current or former officer, director, manager, member or affiliate of the Company; (g) any agreements relating to the acquisition (by merger, purchase of stock or membership interests or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (h) any agreements for the sale of any of the assets of the Company, other than in the ordinary course of business; (i) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (j) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to "off-the-shelf" commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (k) any other agreement under which the consequences of a default or termination could reasonably be expected to have a material adverse effect on the Company.

(ii) The Company has made available to Pubco either an original or a correct and complete copy of each written Material Agreement.  Except as set forth on Schedule 2.01(q), with respect to each Material Agreement to which the Company or the Selling Members are a party thereto:  (A) such Material Agreement is the legal, valid, binding, enforceable obligation of the Company or any of the Selling Members, and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (B)(1) neither the Company nor the Selling Member(s) party thereto is in material breach or default thereof, (2) no event has occurred which, with notice or lapse of time, or both, would constitute a material breach or default of, or permit termination, modification, or acceleration under, such Material Agreement, and (3) the Company has not received any notice and does not have any knowledge that any other party is in default in any respect under such Material Agreement; and (C) neither the Company nor the Selling Members have repudiated any material provision of such Material Agreement.
(r) Material Agreement Defaults.  The Company is not, has not received any notice of, and does not have any knowledge that any other party is, in default in any respect under any Material Agreements, and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a material default.  For purposes of this section, a Material Agreement includes agreements which, if breached by the Company or the Selling Members in such a manner, would (i) permit any other party to cancel or terminate the same (with or without notice or passage of time), (ii) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or the Selling Members, or (iii) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.
(s) Tax Returns and Tax Payments.
(i) The Company has filed with the appropriate taxing authorities all Tax Returns (as hereinafter defined) required to be filed by it (taking into account all applicable extensions).  All such Tax Returns are true, correct and complete in all respects.  All Taxes (as hereinafter defined) due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).  The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Financial Statements (rather than in any notes thereto).  Since the Company Balance Sheet Date, the Company has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice.  The unpaid Taxes of the Company, if any, do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.
(ii) No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, and no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect.
(iii) As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign.  As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes.

(t) Environmental Matters.  The Company is in compliance with all Environmental Laws (as hereinafter defined) in all material respects.  The Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on the Company, and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects.  The Company has no liability, absolute or contingent, under any Environmental Law that, if enforced or collected, would have a material adverse effect on the Company.  There are no past, pending or threatened claims under Environmental Laws against the Company, and the Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.  To the Company's knowledge, the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials (as hereinafter defined) on any real property on which the Company now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.  For purposes of this Agreement, "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq., and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.  Further, for purposes of this Agreement, "Hazardous Material" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.
(u) Accounts Receivable.  All of the accounts receivable of the Company that are reflected in the Company Financial Statements or the accounting records of the Company as of the Closing Date (collectively, the "Company Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, and are not subject to any defenses, counterclaims, or rights of set off, other than those arising in the ordinary course of business and for which adequate reserves have been established.  The Company Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.
(v) Client Relations. The Company has not received any notice from its clients, vendors or other third parties of any intention to terminate, cancel or not renew any existing agreements or relationships with the Company, and to the knowledge of the Company, none of its clients, vendors or other third parties with whom the Company maintains business relationships intend to terminate or materially adversely change their business relationships with the Company or place their service needs elsewhere, in each case whether as a result of the transactions contemplated hereby or otherwise.

(w) Full Disclosure.  All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.  The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents.  The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Pubco or its representatives by or on behalf of any of the Company or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
2.02 Representations and Warranties of Pubco.  Pubco represents and warrants to the Company and the Selling Members as follows:
(a) Organization, Standing and Corporate Power.  Pubco is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  Pubco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Pubco.  Shares of common stock of Pubco, par value $0.00001 per share ("Pubco Common Stock"), are quoted on the OTC Pink marketplace, operated by OTC Market Group, Inc. under the symbol "VXBT."
(b) Subsidiaries.  Pubco does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.
(c) Capital Structure of Pubco.  As of the Closing Date, the authorized capital stock of Pubco consists of 200,000,000 shares of Pubco Common Stock, $0.00001 par value, of which no more than 10,000,000 shares will be issued and outstanding immediately prior to the Effective Time, excluding any shares issued pursuant to the Offering.  Except for the Units issued in the Offering and as otherwise described in this Agreement, no shares of Pubco Common Stock are issuable upon the exercise of warrants, convertible notes, options or otherwise, except as set forth in the Pubco SEC Documents (as hereinafter defined).  Except as set forth above, no shares of capital stock or other equity securities of Pubco are issued, reserved for issuance or outstanding.  All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(d) Corporate Authority; Noncontravention.  Pubco has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Pubco and the consummation by Pubco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pubco.  This Agreement has been duly executed and when delivered by Pubco shall constitute a valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Pubco under, (i) its articles of incorporation, bylaws, or other charter documents of Pubco, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Pubco, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following subsection, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Pubco, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that, individually or in the aggregate, could not have a material adverse effect with respect to Pubco or could not prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement.

(e) Government Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Pubco in connection with the execution and delivery of this Agreement by Pubco, or the consummation by Pubco of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Nevada Statutes, the Securities Act or the Exchange Act.
(f) Financial Statements.  The financial statements of Pubco included in the reports, schedules, forms, statements and other documents filed by Pubco with the Securities and Exchange Commission (the "SEC") (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Pubco SEC Documents"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Pubco as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Pubco's independent accountants).  Except as set forth in the Pubco SEC Documents or disclosed in writing to the Company, as of the date of the most recent audited financial statements of Pubco included in the Pubco SEC Documents, Pubco has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco.  As of their respective dates or, if amended, as of the date of the last such amendment, each of the Pubco SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) were complete and accurate in all material respects, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.
(g) Absence of Certain Changes or Events.  Except as disclosed in the Pubco SEC Documents, since the date of the most recent financial statements included in the Pubco SEC Documents, Pubco has conducted its business only in the ordinary course, consistent with past practice in light of its current business circumstances, and there is not and has not been any:
(i) material adverse change with respect to Pubco;
(ii) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement;
(iii) incurrence, assumption or guarantee by Pubco of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;
(iv) creation or other incurrence by Pubco of any lien on any asset other than in the ordinary course consistent with past practices;
(v) transaction or commitment made, or any contract or agreement entered into, by Pubco relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Pubco of any contract or other right, in either case, material to Pubco, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement and the LOI;
(vi) labor dispute, other than routine, individual grievances, or, to the knowledge of Pubco, any activity or proceeding by a labor union or representative thereof to organize any employees of Pubco, or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(vii) payment, prepayment or discharge of liability, other than in the ordinary course of business, or any failure to pay any liability when due;
(viii) write-offs or write-downs of any assets of Pubco;
(ix) creation, termination or amendment of, or waiver of any right under, any material contract of Pubco;
(x) damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Pubco;
(xi) other condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Pubco; or
(xii) any agreement or commitment to do any of the foregoing.
(h) Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.
(i) Litigation; Labor Matters; Compliance with Laws.
(i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Pubco, threatened against or affecting Pubco, or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco or prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Pubco having, or which, insofar as reasonably could be foreseen by Pubco, in the future could have, any such effect.
(ii) Pubco is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Pubco.
(iii) The conduct of the business of Pubco complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.
(j) Benefit Plans.  Pubco is not a party to any Benefit Plan under which Pubco currently has an obligation to provide benefits to any current or former employee, officer or director of Pubco.
(k) Certain Employee Payments.  Pubco is not a party to any employment agreement which could result in the payment to any current, former or future director, officer or employee of Pubco of any money or other property or rights or accelerate or provide any other rights or benefits to any such director, officer or employee as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(l) Material Agreement Defaults.  Pubco is not, has not received any notice, and does not have any knowledge that any other party is, in default in any respect under any Pubco Material Agreement, and there has not occurred any event that, with the lapse of time or the giving of notice, or both, would constitute such a material default.  For purposes of this Agreement, a "Pubco Material Agreement" means any contract, agreement or commitment that is effective as of the Closing Date to which Pubco is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring Pubco to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Pubco in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice or passage of time), or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Pubco, or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.
(m) Properties.  Pubco has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Pubco or acquired after the date thereof which are, individually or in the aggregate, material to Pubco's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.  Any real property and facilities held under lease by Pubco are held by them under valid, subsisting and enforceable leases with which Pubco is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.
(n) Intellectual Property.  Pubco owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted.  All of Pubco's licenses to use Software programs are current and have been paid for the appropriate number of users.  To the knowledge of Pubco, none of Pubco's Intellectual Property or Pubco License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Pubco or its successors.  For purposes of this Agreement, the term "Pubco License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound.
(o) Board Determination.  The Board of Directors of Pubco has unanimously determined that the terms of the Exchange are fair to and in the best interests of Pubco and its stockholders.
(p) Undisclosed Liabilities.  Pubco has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Pubco SEC Documents incurred in the ordinary course of business.
(q) Accounts Receivable.  All of the accounts receivable of Pubco that are reflected in the Pubco SEC Documents or the accounting records of Pubco as of the Closing Date (collectively, the "Pubco Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business, and are not subject to any defenses, counterclaims, or rights of set off, other than those arising in the ordinary course of business and for which adequate reserves have been established.  The Pubco Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

(r) Environmental Matters.  Pubco is in compliance with all Environmental Laws in all material respects.  Pubco holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Pubco, and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects.  Pubco has no liability, absolute or contingent, under any Environmental Law that, if enforced or collected, would have a material adverse effect on Pubco.  There are no past, pending or threatened claims under Environmental Laws against Pubco, and Pubco is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Pubco pursuant to Environmental Laws.  To Pubco's knowledge, Pubco has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which Pubco now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.
(s) Full Disclosure.  All of the representations and warranties made by Pubco in this Agreement, and all statements set forth in the certificates delivered by Pubco at the Closing pursuant to this Agreement, are true, correct and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.  The copies of all documents furnished by Pubco pursuant to the terms of this Agreement are complete and accurate copies of the original documents.  The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Pubco in connection with the negotiation of this Agreement and the transactions contemplated hereby, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
2.03 Representations and Warranties of Selling Members.  The Selling Members jointly and severally represent and warrant to Pubco as follows:
(a) Ownership of the Membership Interests.  Effective as of immediately prior to the Closing, the Selling Members own all of the Membership Interests, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type, and the Selling Members represent and warrant that the Membership Interests represent the entire ownership interest of the Selling Members in the Company.
(b) Power of Selling Members to Execute Agreement.  The Selling Members have the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal binding obligation of the Selling Members and is enforceable against the Selling Members in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
(c) Agreement Not in Breach of Other Instruments Affecting Selling Members.  The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provisions of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which the Selling Members are a party or by which the Selling Members are bound, or any judgment, decree, order, or award of any court, Governmental Entity, or arbitrator or any applicable law, rule, or regulation.

(d) Accuracy of Statements.  Neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by the Selling Members to Pubco in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.
ARTICLE III

 INTENTIONALLY OMITTED
ARTICLE IV

 ADDITIONAL AGREEMENTS
4.01 Intentionally Omitted.
4.02 Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement.  Pubco and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.
4.03 Public Announcements.  Pubco, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.  Each of the parties hereto agree that the initial press release or subsequent releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.
4.04 Expenses; Audit Fees.  All of the legal, accounting and other fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid for by Pubco.  Pubco shall advance any audit fees necessary to obtain an audit of the Company's financial statements and comply with the filing requirements of the Exchange Act.  Pubco shall be permitted to offset the aggregate amount of all such fees, expenses and advances made pursuant to this Section 4.04 against the aggregate amount to be received by Pubco in the Offering.
4.05 Intentionally Omitted.

4.06 Post-Exchange Capitalization.  Immediately following the Closing, Pubco will have no more than 77,500,0000 shares of Pubco Common Stock issued and outstanding, including the Exchange Shares and excluding any shares issuable under outstanding warrants.  Immediately following the Closing, the Selling Members will hold approximately 86.09% of the issued and outstanding Pubco Common Stock.  Each of the Selling Members represents and warrants that such Selling Member (i) has no present intent to sell, transfer or exchange the Exchange Shares immediately after, as defined in Section 351 of the Code, the Exchange, and (ii) has not entered into any binding agreement or option to sell, transfer or exchange the Exchange Shares.
4.07 LOI Advance; Offerings.
(a) Prior to the execution of this Agreement, Pubco shall have funded to the Company an LOI Advance (as defined in the LOI), and that certain secured promissory note and security agreement between Pubco and the Company dated as of March 7, 2018, pursuant to the terms set forth in the LOI.  Upon the Closing, and in accordance with the terms of the secured promissory note, any balance owed thereunder pursuant to the LOI Advance shall become an intercompany loan by Pubco to the Company, and Pubco shall waive all of its rights to any such balance.  In connection therewith, Pubco shall waive all of its rights under the security agreement, and such security agreement shall be simultaneously terminated.
(b) Pursuant to the terms of the LOI, prior to and following the execution of this Agreement, Pubco shall offer and sell up to a maximum of $2,500,000 of its Units in the Offering, in part to satisfy the amounts required under the LOI Advance.  Pursuant to the terms set forth in a Securities Purchase Agreement, Series A Warrant, Series B Warrant and Registration Rights Agreement between Pubco and the accredited investors in the Offering, Pubco shall be obligated to file a registration statement with the SEC to register the Units underlying the Offering no later than ninety (90) days following the Closing.  Following the closing of the Offering and the Exchange, there will be no more than 77,500,000 shares of Pubco Common Stock issued and outstanding, including the Exchange Shares and excluding any shares issuable under outstanding warrants.
4.08 Intentionally Omitted.
4.09 Current Report.  Pubco and the Company have jointly prepared a draft of the Current Report on Form 8-K of Pubco disclosing the Closing of the Exchange and all transactions contemplated hereby or effected as a result hereof, under all items of such form requiring disclosure in connection therewith and containing information about the Exchange and pro forma financial statements of Pubco and the Company and the audited financial statements of the Company, as required by Regulation S-K under the Securities Act (the "Super 8-K Report").  Pubco and the Company shall finalize and approve the Super 8-K Report, and upon such joint approval, Pubco shall file the Super 8-K Report with the SEC, within four (4) business days following the Closing Date.

ARTICLE V

 CONDITIONS PRECEDENT
5.01 Conditions to Each Party's Obligation to Effect the Exchange.  The obligation of each party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(a) No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Exchange that makes consummation of the Exchange illegal.
(b) Governmental Approvals.  All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction, of which the failure to obtain, make or occur would have a material adverse effect on Pubco or the Company, shall have been obtained, made or occurred.
(c) No Litigation.  There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement, or (ii) seeking to prohibit or limit the ownership or operation of the Company or Pubco, or (iii) seeking to dispose of or hold separate any material portion of the business or assets of the Company or Pubco.
(d) Company Members Approval.  The Selling Members shall have adopted and approved this Agreement and the Exchange in accordance with applicable law.
5.02 Conditions Precedent to Obligations of Pubco.  The obligations of Pubco to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(a) Representations, Warranties and Covenants.  The representations and warranties of the Company and the Selling Members in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and the Company and the Selling Members shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Time.
(b) Consents.  Pubco shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties, as necessary in connection with the transactions contemplated hereby, have been obtained.

(c) No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.
(d) Selling Member Representation Letter.  Each of the Selling Members shall have executed and delivered to Pubco a stockholder representation letter in substantially the form attached hereto as Exhibit B, and Pubco shall be reasonably satisfied that the issuance of Pubco Common Stock pursuant to the Exchange is exempt from the registration requirements of the Securities Act.
(e) Delivery of the Membership Interest Assignments.  The Company shall have delivered the Membership Interest Assignments to Pubco on the Closing Date.
(f) Secretary's Certificate of the Company.  Pubco shall have received a certificate, dated as of the Closing Date, from the Secretary or equivalent officer or manager of the Company, certifying (i) as to the incumbency and signatures of the officers or managers of the Company who shall execute this Agreement and any other documents or instruments contemplated hereby at the Closing, and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of organization of the Company and all amendments thereto, (B) the operating agreement of the Company and all amendments thereto, and (C) resolutions of the board of directors or managers of the Company and its members authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.
(g) Due Diligence Investigation.  Pubco shall be reasonably satisfied with the results of its due diligence investigation of the Company, in its sole and absolute discretion.
(h) Audited Financial Statements.  The Company shall have completed, and Pubco shall have received from the Company, audited financial statements and pro forma financial statements, as required to be filed by Pubco upon the Closing in the Super 8-K Report in accordance with the disclosure requirements under the Exchange Act and Securities Act.
5.03 Conditions Precedent to Obligation of the Company.  The obligations of the Company to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(a) Representations, Warranties and Covenants.  The representations and warranties of Pubco in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and Pubco shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b) Consents.  The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties, as necessary in connection with the transactions contemplated hereby, have been obtained.
(c) No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Pubco that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Pubco.
(d) Board Resolutions.  The Company shall have received resolutions duly adopted by Pubco's Board of Directors approving the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby.
(e) Due Diligence Investigation.  The Company shall be reasonably satisfied with the results of its due diligence investigation of Pubco, in its sole and absolute discretion.
(f) New Directors and Officers.  Pubco shall also have delivered to the Company letters of resignation executed by each of the Pubco directors and officers set forth on Schedule 1.05, to be effective on or before the Closing Date, and evidence of appointment of those new directors and officers set forth on Schedule 1.05.
(g) Indemnification Agreements.  Pubco shall have delivered to each of its directors and officers an executed indemnification agreement in substantially the form attached hereto as Exhibit C.
ARTICLE VI

 AMENDMENT AND WAIVER
6.01 Intentionally Omitted.
6.02 Intentionally Omitted.
6.03 Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties, upon approval by each such party, if such party is an individual, and upon approval of the respective boards of directors or managers of each of the parties that are legal entities.
6.04 Extension; Waiver.  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
6.05 Intentionally Omitted.

ARTICLE VII

 INDEMNIFICATION AND RELATED MATTERS
7.01 Survival of Representations and Warranties.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Effective Time, except for representations and warranties with respect to Taxes, which shall survive for the applicable statute of limitations plus ninety (90) days, and covenants that by their terms survive for a longer period, as set forth in this Agreement.
7.02 Indemnification.
(a) Pubco shall indemnify and hold the Selling Members and the Company harmless for, from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, "Losses") to which the Company or the Selling Members may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by Pubco as set forth herein.
(b) The Company and the Selling Members shall, jointly and severally, indemnify and hold Pubco and Pubco's officers and directors (the "Pubco Representatives") harmless for, from and against any and all Losses to which Pubco or the Pubco Representatives may become subject resulting from or arising out of (i) any breach of a representation, warranty or covenant made by the Company or Selling Members as set forth herein, or (ii) any and all liabilities arising out of or in connection with (A) any of the assets of the Company prior to the Closing, or (B) the operations of the Company prior to the Closing.
7.03 Notice of Indemnification.  Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith.  The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII, or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.  In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense.  In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim.  An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party.  If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

ARTICLE VIII

 GENERAL PROVISIONS
8.01 Notices.  Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice).  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of:  (a) on the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if such notice or communication is delivered personally.
If to Pubco:
Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation)
Attention:  Angel Luis Reynoso Vasquez, President
31C Principal Torre Alta
San Felipe, Puerto Plata
Dominican Republic EH009E3
 E-mail:  angelreynosouagz@gmail.com
with a copy to:
Greenberg Traurig, LLP
Attention:  Mark C. Lee, Esq.
1201 K Street, Suite 1100
Sacramento, California 95814
Facsimile:  (916) 448-1709
 E-mail:  leema@gtlaw.com
If to the Company:
Vortex Network, LLC
Attention:  Craig Bergman
315 SW 14th Street
Des Moines, Iowa 50309
 E-mail:  craig@vortexblockchain.com
with a copy to:
Gallagher & Kennedy
Attention:  Stephen R. Boatwright
2575 E. Camelback Road, Suite 1100
Phoenix, Arizona 85016
Facsimile:  (602) 530-8500
E-mail:  steve.boatwright@gknet.com

All Notices to the Selling Members shall be sent "care of" the Company.

8.02 Definitions.  For purposes of this Agreement:
(a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;
(b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Pubco, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole (after giving effect in the case of Pubco to the consummation of the Exchange);
(c) "ordinary course of business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);
(d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;
(e) "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) that is owned directly or indirectly by such first person; and
(f) "security interest" means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any stockholder or similar agreement or any other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) statutory liens for taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, (iv) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation, and (v) encumbrances, security deposits or reserves required by law or by any Governmental Entity.
8.03 Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."
8.04 Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

8.05 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
8.06 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties hereto.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
8.07 Enforcement; Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which the parties are entitled at law or in equity.  In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.
8.08 Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
8.09 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts, taken together, will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of delivery by facsimile machine or electronic mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile machine or electronic mail, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
8.10 Attorneys Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties, upon final judgment on the merits, reasonable attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.
8.11 Currency.  All references to currency in this Agreement shall refer to the lawful currency of the United States of America.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.
Pubco:

Vortex Blockchain Technologies Inc.
(formerly UA Granite Corporation),
a Nevada corporation

By:  /s/ Angel Luis Reynoso Vasquez
Name:  Angel Luis Reynoso Vasquez
Title:  President

Company:

Vortex Network, LLC,
an Iowa limited liability company

By:  /s/ Craig Bergman
Name:  Craig Bergman
Title:  Managing Member

COUNTERPART SIGNATURE PAGE
TO
 SHARE EXCHANGE AGREEMENT
The undersigned does hereby agree to be bound by all of the terms and provisions of the Share Exchange Agreement, including all exhibits and schedules attached thereto, dated October 17, 2018, by and among Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation ("Pubco") on one hand, and Vortex Network, LLC, an Iowa limited liability company (the "Company"), and each of the members of the Company (each a "Selling Member" and collectively, the "Selling Members"), on the other hand.

Selling Member:

Craig Bergman
Name (Please Type or Print)

/s/ Craig Bergman
(Signature)

Class A Units held by Selling Member: 94,000,000

Class B Units held by Selling Member:

COUNTERPART SIGNATURE PAGE
TO
 SHARE EXCHANGE AGREEMENT
The undersigned does hereby agree to be bound by all of the terms and provisions of the Share Exchange Agreement, including all exhibits and schedules attached thereto, dated October 17, 2018, by and among Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation ("Pubco") on one hand, and Vortex Network, LLC, an Iowa limited liability company (the "Company"), and each of the members of the Company (each a "Selling Member" and collectively, the "Selling Members"), on the other hand.

Selling Member:

Alexander Meluskey
Name (Please Type or Print)

/s/ Alexander Meluskey
(Signature)

Class A Units held by Selling Member: 2,000,000

Class B Units held by Selling Member:

COUNTERPART SIGNATURE PAGE
TO
 SHARE EXCHANGE AGREEMENT
The undersigned does hereby agree to be bound by all of the terms and provisions of the Share Exchange Agreement, including all exhibits and schedules attached thereto, dated October 17, 2018, by and among Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation ("Pubco") on one hand, and Vortex Network, LLC, an Iowa limited liability company (the "Company"), and each of the members of the Company (each a "Selling Member" and collectively, the "Selling Members"), on the other hand.

Selling Member:

Devon Shaw
Name (Please Type or Print)

/s/ Devon Shaw
(Signature)

Class A Units held by Selling Member: 500,000

Class B Units held by Selling Member: 1,500,000

COUNTERPART SIGNATURE PAGE
TO
 SHARE EXCHANGE AGREEMENT
The undersigned does hereby agree to be bound by all of the terms and provisions of the Share Exchange Agreement, including all exhibits and schedules attached thereto, dated October 17, 2018, by and among Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation ("Pubco") on one hand, and Vortex Network, LLC, an Iowa limited liability company (the "Company"), and each of the members of the Company (each a "Selling Member" and collectively, the "Selling Members"), on the other hand.

Selling Member:

Mary Lewis
Name (Please Type or Print)

/s/ Mary Lewis
(Signature)

Class A Units held by Selling Member: 500,000

Class B Units held by Selling Member: 500,000

COUNTERPART SIGNATURE PAGE
TO
 SHARE EXCHANGE AGREEMENT
The undersigned does hereby agree to be bound by all of the terms and provisions of the Share Exchange Agreement, including all exhibits and schedules attached thereto, dated October 17, 2018, by and among Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation ("Pubco") on one hand, and Vortex Network, LLC, an Iowa limited liability company (the "Company"), and each of the members of the Company (each a "Selling Member" and collectively, the "Selling Members"), on the other hand.

Selling Member:

Francis Marcel-Keyes
Name (Please Type or Print)

/s/ Francis Marcel-Keyes
(Signature)

Class A Units held by Selling Member: 250,000

Class B Units held by Selling Member: 750,000

EXHIBIT A

EXHIBIT B
_________, 2018
Vortex Blockchain Technologies Inc.
(formerly UA Granite Corporation)
31C Principal Torre Alta
San Felipe, Puerto Plata
Dominican Republic EH009E3
 Attention:  Angel Luis Reynoso Vasquez, President
Stockholder Representation Letter
Ladies and Gentlemen:
Pursuant to a Share Exchange Agreement, dated as of ____________, 2018 (the "Agreement"), the undersigned (the "Stockholder") expects to receive from Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation ("Pubco"), shares of Pubco common stock (the "Securities") in consideration of the Stockholder's ownership of units of membership interest of Vortex Network, LLC, an Iowa limited liability company (the "Company"), pursuant to a voluntary share exchange transaction in accordance with the Nevada Revised Statutes (the "Exchange").  Capitalized terms used herein but not otherwise defined herein will have the meanings ascribed to them in the Agreement.  The Stockholder whose signature appears below hereby represents and warrants to Pubco that, as of the date first written above and as of the Closing Date, the statements contained in this Stockholder Representation Letter are, and will be, correct and complete:
1.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.
1.1.
"Accredited Investor".  The Exchange pursuant to the Agreement, and the distribution of the Securities to the Stockholder at the Closing, are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act").  Unless the Stockholder checks the "no" box on the signature page hereof indicating that the Stockholder is not an Accredited Investor, the Stockholder represents and warrants that the Stockholder falls within one of the following definitions of Accredited Investor:

(Please initial the category that applies)
_______	(a)	The Stockholder is a natural person whose individual net worth, or joint net worth with the Stockholder's spouse, exceeds $1,000,000.
Explanation.  In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence).  In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth.  Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the Securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.
_______	(b)	The Stockholder is a natural person who had an individual income in excess of $200,000 in each of the last two years or joint income with the Stockholder's spouse in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.
_______	(c)	The Stockholder is either a director or executive officer of Pubco.
_______	(d)	The Stockholder is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities.
_______	(e)	The Stockholder is an entity, all of the equity owners of which fall within one of the definitions for an Accredited Investor as specified above.

The Stockholder further certifies that:  (i) the Stockholder has the capacity to protect the Stockholder's interests in this investment; (ii) the Stockholder is able to bear the economic risks of this investment; (iii) the Stockholder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Securities; and (iv) the amount of the investment does not exceed 10% of the Stockholder's net worth or joint net worth with spouse.
1.2.
Regulation S; Non-U.S. Person Status.  For purposes of compliance with the Regulation S exemption for the acquisition of the Securities by non-U.S. Persons, the Stockholder makes the following representations, warranties and covenants:

(a) The Stockholder is a person or entity that is outside the United States and is not a "US Person," as such term is defined in Rule 902(k) of Regulation S.1
(b) The Stockholder is not acquiring the Securities for the account or benefit of a US Person.
(c) The Stockholder has been independently advised as to the applicable holding period imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides and confirms that no representation has been made respecting the applicable holding periods for the Securities in such jurisdiction and it is aware of the risks and other characteristics of the Securities and of the fact that holders of Securities may not be able to resell the Securities except in accordance with applicable securities legislation and regulatory policy.
(d) To the knowledge of the Stockholder, without having made any independent investigation, neither Pubco or the Company nor any person acting for Pubco or the Company, has conducted any "directed selling efforts" in the United States as the term "directed selling efforts" is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Securities being offered.  Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Securities.  To the knowledge of the Stockholder, the Securities were not offered to the Stockholder through, and the Stockholder is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(e) The Stockholder will offer, sell or otherwise transfer the Securities, only (i) pursuant to a registration statement that has been declared effective under the Act, (ii) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Act, or (iii) pursuant to another available exemption from the registration requirements of the Act, subject to Pubco's right prior to any offer, sale or transfer pursuant to clauses (ii) or (iii) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to Pubco for the purpose of determining the availability of an exemption.
(f) The Stockholder will not engage in hedging transactions involving the Securities unless such transactions are in compliance with the Act.
(g) The Stockholder represents and warrants that the Stockholder is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period).  The Stockholder understands that Pubco may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Securities under the Act, and the provisions of relevant state securities laws.
(h) The Stockholder hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Securities, including (i) the legal requirements of the Stockholder's jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Securities; and further, the Stockholder agrees to continue to comply with such laws as long as he, she or it shall hold the Securities.

1.3.
Holding For Own Account.  The Stockholder is acquiring an interest in the Securities for the Stockholder's own account, for investment purposes only, and not with a view toward the resale or distribution thereof within the meaning of the Act, except pursuant to effective registrations or qualifications relating thereto under the Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom.

1.4.
Unregistered Securities; Restrictions on Transfer.  The Stockholder  understands that:  (a) the Securities have not been registered under the Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; (b) the Securities may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Act and other applicable securities laws or pursuant to an exemption therefrom; and (c) neither Pubco or the Company are under any obligation to register or qualify the Securities under the Act or any other applicable securities laws, or to take any action to make any exemption from any such registration provisions available.  The Stockholder understands that the Stockholder may not transfer any Securities unless such Securities are registered under the Act or qualified under applicable state securities laws or unless with respect to the Securities, in the reasonable opinion of counsel to Pubco, exemptions from such registration and qualification requirements are available.  Pubco may require an opinion to such effect from counsel to the Stockholder reasonably satisfactory to Pubco.  The Stockholder has also been advised that exemptions from registration and qualification may not be available or may not permit the Stockholder to transfer all or any of the Securities in the amounts or at the times proposed by the Stockholder.

1.5.
Securities Law Restrictions.  The Stockholder will not sell, assign or transfer any of the Securities received by the Stockholder in connection with the Agreement except (a) pursuant to an effective registration statement under the Act, (b) in conformity with the volume and other limitations of Securities and Exchange Commission Rule ("SEC") Rule 144 promulgated under the Act ("Rule 144"), or (c) in a transaction which, in the opinion of independent counsel to the Stockholder delivered to Pubco and satisfactory to Pubco, is not required to be registered under the Act.  Pubco shall not have any obligation to effect a transfer of any Securities that is not in compliance with applicable federal and state securities laws.

1.6.
Rule 144; Legends.  The Stockholder has been advised and acknowledges that Rule 144, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Securities be held for a minimum of six months (and the sale thereof may be subject to certain volume and other limitations under Rule 144), after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.  The Stockholder understands that Rule 144 may indefinitely apply to and restrict transfer of the Securities if the Stockholder is an "affiliate" of Pubco and "current public information" about Pubco (as defined in Rule 144) is not publicly available.  The Stockholder further understands that, if applicable, sales under Rule 144 are not available to the Stockholder during such time as Pubco remains a "shell company" (as defined in Rule 405 promulgated under the 1933 Act).

Pubco may place any legend contemplated by the Agreement, one or more of the legends below, or such other legends as it may reasonably deem appropriate, on each certificate or instrument representing Securities:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.
1.7.
Stockholder's Business Experience.  The Stockholder has, alone or together with the Stockholder's representative, if any, such knowledge and experience in financial and business matters so that the Stockholder is capable of evaluating the relative merits and risks of the investment in the Securities that is represented by the Agreement and the transactions contemplated thereby.  The Stockholder has adequate means of providing for its, his or her current economic needs and possible personal contingencies, has no need for liquidity in its, his or her investment in Pubco and is able financially to bear the risks of such investment.

1.8.
Availability of Information.  The Stockholder acknowledges that the Stockholder has had access to all information regarding Pubco and its present and prospective business, assets, liabilities and financial condition that the Stockholder reasonably considers important in making the decision to acquire the Securities pursuant to the Exchange, and that all documents, records and books pertaining to the investment in Pubco resulting from the Agreement and requested by the Stockholder or the Stockholder's representative, if any, have been made available or delivered to the Stockholder, to the extent that Pubco possesses such information or can obtain such information without unreasonable efforts or expense.

1.9.
Opportunity to Ask Questions.  The Stockholder or the Stockholder's representative, if any, has had an opportunity to discuss Pubco's business, management and financial affairs with Pubco's management and to ask questions of and receive answers from Pubco, or a person or persons acting on behalf of Pubco, concerning the business of Pubco.  The Stockholder acknowledges that all such questions, if any, have been answered to the Stockholder's satisfaction.

1.10.
Stockholder Representation Letter.  The Stockholder has carefully read this Stockholder Representation Letter and, to the extent the Stockholder believes necessary, has discussed with the Stockholder's counsel the representations, warranties and agreements that the Stockholder makes herein and the applicable limitations upon the Stockholder's resale of the Securities.

1.11.	Pubco Information. The Stockholder is also aware of and acknowledges the following:
(a) that no federal or state agency has made any finding or determination regarding the fairness of this investment, or any recommendation or endorsement of the Securities;
(b) that neither the officers, directors, agents, affiliates or employees of Pubco or the Company, nor any other person, has expressly or by implication, made any representation or warranty to the Stockholder concerning Pubco or the Company; and
(c) that the past performance or experience of Pubco or the Company or their respective officers, directors, agents or employees will not in any way indicate or predict the results of the ownership of Securities or of Pubco's activities.

1.12.
Stop Transfer Instructions; No Requirement to Transfer.  The Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Pubco may issue appropriate "stop transfer" instructions to its transfer agent.  Pubco shall not be required (a) to transfer or have transferred on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Stockholder Representation Letter or the Agreement or (b) to treat as owner of such Securities or to accord the right to vote or pay dividends to any stockholder or other transferee to whom such Securities shall have been so transferred in violation of any provision of this Stockholder Representation Letter or the Agreement.

1.13.
No Public Solicitation.  The Stockholder represents that at no time was the Stockholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the transactions contemplated by the Agreement.

1.14.	Principal Residence. The address shown under the Stockholder's signature on the signature page hereof is the Stockholder's principal residence.
1.15.
Indemnification.  The Stockholder will indemnify and hold harmless Pubco and the Company and their respective officers, directors, managers and counsel, from and against any and all damages, losses, liabilities or expenses (including all legal fees and costs) directly or indirectly incurred, resulting or arising out of the breach of any of the representations, warranties or covenants given or made in this Stockholder Representation Letter.

1.16.	Authorization of Transaction. The Stockholder has full power and authority to execute and deliver this Stockholder Representation Letter and to perform the Stockholder's obligations hereunder.
1.17.
Disposition of Securities.  The Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Stockholder to sell, transfer, or otherwise dispose of any of the Securities.

2.	SHARE EXCHANGE AGREEMENT. The Stockholder agrees that the Securities will be subject to and bound by, all of the provisions of the Agreement relating to the Securities.
3.
ENTIRE AGREEMENT.  The Agreement and this Stockholder Representation Letter constitute the entire agreement and understanding of the parties with respect to the subject matter of this Stockholder Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

4.	COUNTERPARTS. This Stockholder Representation Letter may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
5.	EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Stockholder Representation Letter.
6.
GOVERNING LAW; CONSENT TO JURISDICTION.  This Stockholder Representation Letter shall be governed by, and construed in accordance with, the internal laws of the State of Nevada applicable to contracts executed in and to be performed by residents of Nevada within that State.

7.
NO TAX REPRESENTATIONS.  The Stockholder represents, warrants and acknowledges that the Stockholder is not relying on Pubco or the Company for any tax advice concerning the federal or state income or other tax consequences of the transactions contemplated by the Agreement or the Stockholder's receipt of the Securities, and that the Stockholder has consulted such advisors as the Stockholder deems necessary or appropriate to understand the tax consequences of the investment represented by the Securities.

[Signature Page Follows]

1 Regulation S provides in part as follows:
1.
"U.S. person" means:  (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if:  (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2.
The following are not "U.S. persons":  (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:  (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if:  (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

STOCKHOLDER

Signature

Name (Please Type or Print)

Title (Please Type or Print) (if applicable)

Street Address

City, State, Zip Code

Country

Social Security Number
 (or tax I.D. Number, if an entity)

Accredited Investor:

(Please Check One of the Following Boxes)

☐ Yes ☐ No

EXHIBIT C
FORM OF INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this "Agreement"), dated as of __________, 2018, is made by and between Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation (the "Company"), and the undersigned, who is either a director or an officer (or both) of the Company (the "Indemnitee"), with this Agreement to be deemed effective as of the date that the Indemnitee first assumed either such capacity at the Company.
RECITALS
A. The Company is aware that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and indemnification, due to the exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;
B. The Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers or directors of the Company, it is necessary for the Company contractually to indemnify certain of such persons and to assume for itself maximum liability for expenses and damages in connection with claims against such persons in connection with their service to the Company;
C. Section 7502 of Chapter 78 of the Nevada Revised Statutes, under which the Company is organized ("Section 7502"), empowers the Company to indemnify by agreement its present and former officers and directors and persons who serve, at the request of the Company, as directors or officers of other corporations, partnerships, joint ventures, trusts, or other enterprises and expressly provides that the indemnification provided by Section 7502 is not exclusive; and
D. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or an officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Definitions
1.1 Agent.  For the purposes of this Agreement, "agent" of the Company means any person who is or was a director or an officer of the Company or a subsidiary of the Company; or is or was serving at the request of the Company or a subsidiary of the Company as a director or an officer of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or an affiliate of the Company.  The term "enterprise" includes any employee benefit plan of the Company, its subsidiaries, affiliates, and predecessor corporations.
1.2 Company.  For purposes of this Agreement, the "Company" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or an officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or an officer of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
1.3 Expenses.  For the purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 7502 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.
1.4 Fines.  For purposes of this Agreement, references to "fines" includes any excise taxes assessed on a person with respect to any employee benefit plan.
1.5 Liabilities.  For purposes of this Agreement, "liabilities" means judgments, fines, ERISA execute taxes or penalties, and amounts paid in settlement in connection with a proceeding.
1.6 Other Enterprises.  For purposes of this Agreement, "other enterprises" includes employee benefit plans.
1.7 Proceeding.  For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, or investigative.
1.8 Subsidiary.  For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries, or by one or more of the Company's subsidiaries.

1.9 Serving at the Request of the Company.  For purposes of this Agreement, "serving at the request of the Company" includes any service as a director or an officer of the Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.
2. Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of his ability, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company and any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.
3. Directors' and Officers' Insurance.  The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors' and officers' liability insurance ("D&O Insurance"), on such terms and conditions as may be approved by the Board.
4. Mandatory Indemnification.  Subject to Section 9 below, the Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:
4.1 Third-Party Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (except an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities of any type whatsoever incurred by the Indemnitee in connection with such proceeding if (a) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful, or (b) the Indemnitee, if a director or an officer of the Company, did not act or fail to act in a manner that constituted a breach of the Indemnitee's fiduciary duties as a director or an officer or such Indemnitee's breach of those duties did not involve intentional misconduct, fraud, or a knowing violation of law; and
4.2 Derivative Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities incurred by the Indemnitee in connection with such proceeding if (a) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or (b) the Indemnitee, if a director or an officer of the Company, did not act or fail to act in a manner that constituted a breach of the Indemnitee's fiduciary duties as a director or an officer or such Indemnitee breach of those duties involved intentional misconduct, fraud, or a knowing violation of law; except that no indemnification under this subsection shall be made in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which such proceeding was brought or another court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonable entitled to indemnity for such expenses as the court deems proper; and

4.3 Exception for Amounts Covered by Insurance.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such have been paid to the Indemnitee by D&O Insurance.
4.4 Indemnification for Expenses as a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the Indemnitee's status as an agent of the Company, a witness, or is made (or asked) to respond to discovery requests, in any proceeding to which Indemnitee is not a party, the Indemnitee shall be indemnified against all expenses and liabilities of any type whatsoever actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
5. Partial Indemnification and Contribution.
5.1 Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever incurred by the Indemnitee in connection with a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.
5.2 Contribution.  If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Nevada Revised Statutes, then in respect of proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses and liabilities paid or payable by the Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.
6. Mandatory Advancement of Expenses.
6.1 Advancement.  Subject to Section 9 below, the Company shall pay as incurred and in advance of the final disposition of a civil or criminal proceeding all expenses incurred by the Indemnitee in connection with defending any such proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by the Indemnitee in any such capacity.  The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately by determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Articles of Incorporation or Bylaws of the Company, the Nevada Revised Statutes, or otherwise.  The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

6.2 Exception.  Notwithstanding the foregoing provisions of this Section 6, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee's request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith.  If such a determination is made, the Indemnitee may have such decision reviewed in the manner set forth in Section 8.5 hereof, with all references therein to "indemnification" being deemed to refer to "advancement of expenses," and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith.  The Company may not avail itself of this Section 6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control.  For this purpose, a "change in control" shall mean a given person of group of affiliated persons or groups increasing their beneficial ownership interest in the Company by at least twenty (20) percentage points without advance Board approval.
7. Notice and Other Indemnification Procedures.
7.1 Notification.  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.
7.2 Insurance.  If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.
7.3 Defense.  In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ the Indemnitee's own counsel in any such proceeding at the Indemnitee's expense; (b) the Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.
8. Determination of Right to Indemnification.
8.1 Success on Merits.  To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue, or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of such proceeding, or such claim, issue, or matter, as the case may be.
8.2 Proof by Company.  In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.4 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

8.3 Termination of Proceeding.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere its equivalent, does not, of itself, create a presumption that a person (a) did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, (b) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person's conduct was unlawful, or (c) the person's act or failure to act constituted a breach of the person's fiduciary duties as a director or an officer or the person's breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.
8.4 Applicable Forums.  The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company and, if the Indemnitee is a director or an officer at the time of such determination, the determination shall be made in accordance with (a), (b), (c) or (d) below at the election of the Company:
(a) A majority vote of the directors who are not parties to the proceeding for which indemnification is being sought even though less than a quorum;
(b) By a committee of directors who are not parties to the proceeding for which indemnification is being sought designated by a majority vote of such directors, even though less than a quorum;
(c) If there are no directors who are not parties to the proceeding for which indemnification is sought, or if such directors so direct, by independent legal counsel in a written opinion;
(d) The stockholders of the Company;
(e) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or
(f) A court having jurisdiction of subject matter and the parties.
8.5 Submission.  As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 8.4 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.
8.6 Appeals.  If the forum selected in accordance with Section 8.4 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to a court of California, the court in which the proceeding giving rise to the Indemnitee's claim for indemnification is or was pending, or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered.  If the forum selected in accordance with Section 8.4 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

8.7 Expenses for Interpretation.  Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.
9. Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement in the following circumstances:
9.1 Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary, or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or
9.2 Unauthorized Settlements.  To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or
9.3 Securities Law Actions.  To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or
9.4 Unlawful Indemnification.  To indemnify the Indemnitee if a final decision by a court having jurisdiction in the mater shall determine that such indemnification is not lawful.  In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.
10. Non-Exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying the Indemnitee's position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of the Indemnitee.
11. General Provisions.
11.1 Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.
11.2 Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then:  (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable and to give effect to Section 11.1 hereof.
11.3 Modification and Waiver.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
11.4 Subrogation.  In the event of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11.5 Counterparts.  This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.
11.6 Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or an officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.
11.7 Notice.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given if (a) delivered by hand and receipted for by the party addressee, or (b) mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date.  Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.
11.8 Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada.
11.9 Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
11.10 Attorneys' Fees.  In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any proceeding described in Section 4), the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.
IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first written above.
VORTEX BLOCKCHAIN TECHNOLOGIES INC. (FORMERLY UA GRANITE CORPORATION): By: Name: Title:	INDEMNITEE: (Signature) (Print Name)